EXHIBIT 99.1

For additional information contact: Jon M. Donnell or Peter O’Hanlon (614) 761-6000

February 24, 2003

FOR IMMEDIATE RELEASE

DOMINION HOMES, INC.

ANNOUNCES LIVE WEBCAST ON MARCH 4, 2003

AT RAYMOND JAMES INSTITUTIONAL INVESTORS CONFERENCE

Dublin, Ohio – February 24, 2003- Dominion Homes, Inc. (NASDAQ:DHOM) will make a presentation to the investment community via live audio webcast at the Raymond James Institutional Investors Conference on Tuesday March 4, 2003 at 4:25 PM Eastern Time.

The presentation will be broadcast live on Dominion Homes’ website, www.DominionHomes.com. To access the presentation go the website, select either city, and select the icon labeled Raymond James Investor Conference. Participants are encouraged to log on prior to the start of the presentation to register and test system compatibility. A replay of the presentation will be available for 30 days.

Dominion Homes offers three distinct series of homes, which are differentiated by size, price, standard features and available options. The Company’s “Best of Everything” philosophy focuses on providing its customers with unsurpassed products, quality, and customer service. There are currently over 50 Dominion Homes locations in Central Ohio and Louisville, Kentucky. Additional information about the Company and its homes is located on its website

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